FOR IMMEDIATE RELEASE
Investors & Media:
Julie D. Dewey Sr. Vice President, Chief Communications Officer
Wright Medical Group N.V. (901) 290-5817 julie.dewey@wright.com

Wright Medical Group N.V. Reports 2019 Second Quarter Financial Results

Second Quarter 2019 Net Sales, Including Cartiva®, of $230 Million, Representing As-Reported Growth of 12%, Constant Currency Growth of 13% and Organic Constant Currency Growth of 9%

Second Quarter 2019 Net Loss From Continuing Operations of $19 Million; Non-GAAP Adjusted EBITDA From Continuing Operations of $35 Million, Representing Non-GAAP Adjusted EBITDA Margin of 15%, an Approximate 290 Basis Point Expansion Over Prior Year Quarter

Company Updates 2019 Annual Guidance

Reiterates Long-Term Financial Targets of Double-Digit Constant Currency Net Sales Growth, Gross Margins in High 70s% Range and Non-GAAP Adjusted EBITDA Margin of Mid-20% Range Exiting 2021

AMSTERDAM, The Netherlands - August 7, 2019 - Wright Medical Group N.V. (NASDAQ:WMGI) today reported financial results for its second quarter ended June 30, 2019, updated its 2019 annual guidance and reiterated its long-term financial targets. Unless otherwise noted, all net sales growth rates in this release are stated on a constant currency basis.

Net sales totaled $229.7 million during the second quarter ended June 30, 2019, representing 11.8% as reported, 13.2% constant currency, 8.9% pro-forma constant currency and 9.4% organic constant currency growth. Gross margins were 79.0% during the second quarter of 2019 and 79.1% on a non-GAAP adjusted basis. Reconciliations of all historical non-GAAP financial measures used in this release to the most comparable GAAP measures can be found in the attached financial tables.

Robert Palmisano, president and chief executive officer, commented, “Our U.S. upper extremities business delivered another strong quarter and grew approximately twice the market growth rate. Additionally, Cartiva performed well in our direct sales force territories, which grew 29% pro forma in the second quarter. However, both in total and for Cartiva specifically, the second quarter fell short of our expectations. The second quarter Cartiva sales of approximately $8 million were negatively impacted by a significant drop off in Cartiva sales in the distributor territories. Our core U.S. lower extremities business also did not perform as we expected. We have already implemented several actions to address the unexpected shortfall we experienced in both of these areas and we have adjusted our annual guidance accordingly. We believe this is transitory and remain confident in the growth prospects for the extremities markets overall, for Cartiva specifically and for our business in total. Despite this impact, we achieved gross margins of 79%, adjusted EBITDA margin expansion of approximately 290 basis points and remain on track to achieve our previously stated financial goals of double-digit constant currency organic growth and gross margins in the high 70s% range for the full-year and adjusted EBITDA margin in excess of 20% for the full fourth quarter of 2019.”

Palmisano continued, “Highlights in the quarter included 16% sales growth in U.S. shoulders, which is approximately double the market growth rate and consistent with our growth expectations for the full-year. We launched our new REVIVE revision shoulder at the end of the second quarter and that launch is off to a strong start. We expect the REVIVE launch, along with continued penetration of our PERFORM reversed glenoid system, SIMPLICITI shoulder and BLUEPRINT enabling technology will continue to drive outstanding shoulder sales growth in 2019 and beyond. Based on our excellent growth, we now expect to be #1 in shoulders worldwide by the end of this year.”

Palmisano further commented, “The unexpected weakness in our U.S. lower extremities business was due to a combination of factors, including the significant reduction in sales by the Cartiva distributors and disappointing performance in our core foot products driven by a higher than normal level of sales rep turnover that occurred in a concentrated period of time mid-quarter. To address this, we acted quickly and terminated the Cartiva distributors, and as of August 1, the U.S. Cartiva business has been transitioned to our direct U.S. lower extremities sales force. We also adjusted the sales compensation program for our entire U.S. lower extremities sales team and are increasing the size of the sales force and aggressively adding experienced reps. We are confident that the actions we have taken will improve the growth rates of Cartiva and the whole U.S. lower extremities business; however it will take some time for the benefits of these actions to be evident in the sales results, and we believe our updated guidance takes that timing appropriately into account.”

Net loss from continuing operations for the second quarter of 2019 totaled $18.9 million or $(0.15) per diluted share. The company’s net loss from continuing operations for the second quarter of 2019 included the after-tax impacts of non-cash interest expense of $12.1 million related to its convertible notes, a $1.7 million loss related to fair value adjustments to contingent consideration, $0.6 million of transition costs, non-cash amortization of inventory step-up of $0.4 million associated with inventory acquired from the Cartiva acquisition, a net gain on investments of $3.3 million, a $0.8 million gain related to mark-to-market adjustments on derivative assets and liabilities, and $2.6 million of tax expense due to a change in tax rates on income from deferred intercompany transactions.

The company’s second quarter 2019 non-GAAP net loss from continuing operations, as adjusted for the above items, was $5.7 million. The company’s second quarter 2019 non-GAAP adjusted EBITDA from continuing operations, as defined in the non-GAAP to GAAP reconciliation provided later in this release, was $35.3 million. The attached financial tables include reconciliations of all historical non-GAAP measures to the most comparable GAAP measures.

Cash and cash equivalents totaled $150.6 million as of the end of the second quarter of 2019.

Palmisano concluded, “Although we had a setback in our lower extremities business this quarter, I continue to be optimistic as we look forward. We remain confident and committed to our previously stated long-term financial goals of delivering double-digit constant currency net sales growth, maintaining gross margins in high 70s% range and achieving non-GAAP adjusted EBITDA margin in the mid-20% range exiting 2021. With leadership positions in high-growth markets, truly differentiated products in all of our market segments, exceptional enabling technologies for shoulder and total ankle, advanced digital technologies, very high gross margins and specialized sales forces, we are well positioned to deliver these goals.”

Outlook

The company is updating its previous net sales guidance range for full-year 2019 of approximately $954 million to $966 million and now anticipates net sales for full-year 2019 of approximately $925 million to $930 million, which includes $30 million from Cartiva. This guidance assumes foreign currency exchange rates in line with current rates, which results in a negative impact of approximately one percentage point as compared to 2018. This range implies full-year 2019 constant currency net sales growth of 12%, pro-forma constant currency net sales growth of 9% and organic constant currency net sales growth of approximately 10%.

The company is updating its full-year 2019 non-GAAP adjusted EBITDA from continuing operations guidance, as described in the non-GAAP reconciliation provided later in this release, from $160 million to $170 million and now anticipates non-GAAP adjusted EBITDA for full-year 2019 of $157 million to $163 million. The mid-point of this updated guidance represents adjusted EBITDA margin of approximately 17.3%, in line with the company’s previous guidance for non-GAAP adjusted EBITDA margin and which with a normal quarterly cadence, would result in fourth quarter of 2019 non-GAAP adjusted EBITDA margin in excess of 20%.

The company is updating its non-GAAP adjusted earnings per share from continuing operations, including share-based compensation, as described in the non-GAAP to GAAP reconciliation provided later in this release, for full-year 2019 to be $0.15 to $0.20 per diluted share.

The company estimates approximately 131 million non-GAAP adjusted diluted weighted average ordinary shares outstanding for fiscal year 2019.

The company’s organic net sales growth rate reflects net sales by the legacy Wright business, which does not include net sales of products obtained through the Cartiva acquisition. The company’s pro forma net sales growth rate has been adjusted to reflect the effect on net sales of incremental revenues that would have been recognized had Cartiva been acquired on January 1, 2018.

The company’s non-GAAP adjusted EBITDA from continuing operations target is measured by adding back to net loss from continuing operations charges for interest, income taxes, depreciation and amortization expenses, non-cash share-based compensation expense and non-operating income and expense. Additionally, the company’s adjusted EBITDA from continuing operations target excludes possible future acquisitions; other material future business developments; inventory step-up; and due diligence, transaction and transition costs associated with acquisitions and divestitures.

The company’s non-GAAP adjusted earnings per share from continuing operations target is measured by adding back to net loss from continuing operations non-cash interest expense associated with the convertible notes; due diligence, transaction and transition costs associated with acquisitions and divestitures; gain or loss on investments; mark-to-market adjustments to CVRs; non-cash mark-to-market derivative adjustments; loss on modification or extinguishment of debt; non-cash gains and losses associated with foreign currency translation of balances denominated in foreign currencies; inventory step-up; contingent consideration fair value adjustments; and charges for non-cash amortization expenses, net of taxes and tax expense due to change in tax rates on income from deferred intercompany transactions. Note that as a result of the company’s relatively low effective tax rate due to the valuation allowance impacting a substantial portion of the company’s income/loss, the company is currently estimating the tax effect on amortization expense at 0%. Further, this non-GAAP adjusted earnings per share from continuing operations target excludes possible future acquisitions and other material future business developments.

All of the historical non-GAAP financial measures used in this release are reconciled to the most directly comparable GAAP measures. With respect to the company’s 2019 financial guidance regarding non-GAAP adjusted EBITDA from continuing operations and non-GAAP adjusted earnings per share from continuing operations, however, the company cannot provide a quantitative reconciliation to the most directly comparable GAAP measures without unreasonable effort due to its inability to make accurate projections and estimates related to certain information needed to calculate some of the adjustments as described above, including the foreign currency fluctuations and market driven fair value adjustments to CVRs, contingent consideration and derivatives. The anticipated differences between these non-GAAP financial measures and the most directly comparable GAAP measure are described above qualitatively.

The company’s anticipated ranges for net sales from continuing operations, including Cartiva sales, non-GAAP adjusted EBITDA from continuing operations, and non-GAAP adjusted earnings per share from continuing operations are forward-looking statements, as are any other statements that anticipate or aspire to future events or performance. They are subject to various risks and uncertainties that could cause the company’s actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the company’s actual performance. See the cautionary information about forward-looking statements in the “Cautionary Note Regarding Forward-Looking Statements” section of this release.

Supplemental Financial Information

To view the second quarter of 2019 supplemental financial information, visit ir.wright.com. For historical information on Wright Medical Group N.V. segment reporting changes and non-GAAP combined pro forma financial information, please refer to the presentation posted on Wright’s website at ir.wright.com in the “Financial Information” section.

Internet Posting of Information

Wright routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.wright.com. The company encourages investors and potential investors to consult the Wright website regularly for important information about Wright.

Conference Call and Webcast

As previously announced, Wright will host a conference call starting at 3:30 p.m. Central Time today. The live dial-in number for the call is (844) 295-9436 (U.S.) / (574) 990-1040 (Outside U.S.). The participant passcode for the call is “Wright.” A simultaneous webcast of the call will be available via Wright’s corporate website at www.wright.com.

A replay of the call will be available beginning at 5:30 p.m. Central Time on August 7, 2019 through August 14, 2019. To hear this replay, dial (855) 859-2056 (U.S.) / (404) 537-3406 (Outside U.S.) and enter code 2648479. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Investor Relations - Presentations/Calendar” section of the company’s corporate website located at www.wright.com.

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this release, the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (SEC) today, or otherwise available in the “Investor Relations - Supplemental Financial Information” section of the company’s corporate website located at www.wright.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Cautionary Note Regarding Forward-Looking Statements” section of this release.

About Wright Medical Group N.V.

Wright Medical Group N.V. is a global medical device company focused on extremities and biologics products. The company is committed to delivering innovative, value-added solutions improving the quality of life for patients worldwide. Wright is a recognized leader of surgical solutions for the upper extremities (shoulder, elbow, wrist and hand), lower extremities (foot and ankle) and biologics markets, three of the fastest growing segments in orthopaedics. For more information about Wright, visit www.wright.com.

™ and ® denote trademarks and registered trademarks of Wright Medical Group N.V. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles, the company uses certain non-GAAP financial measures in this release. Reconciliations of the historical non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. Wright’s non-GAAP financial measures include net sales, excluding the impact of foreign currency; pro-forma constant currency growth; organic constant currency growth; net income, as adjusted; EBITDA, as adjusted; gross margin, as adjusted; earnings, as adjusted; and earnings, as adjusted, per diluted share, in each case, from continuing operations. The company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the company’s operations, period over period. Wright’s non-GAAP financial measures exclude such items as non-cash interest expense related to the company’s convertible notes, loss on modification or extinguishment of debt, transition costs, net gains and losses on mark-to-market adjustments on CVRs and derivative assets and liabilities, inventory step-up, contingent consideration fair value adjustments, gains and losses on investments, and net non-cash gains and losses on foreign currency translation, net of tax, and tax expense due to change in tax rates on income from deferred intercompany transactions, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the company’s reported results of operations for a period. It is for this reason that the company cannot provide without unreasonable effort a quantitative reconciliation to the most directly comparable GAAP measures for its 2019 financial guidance regarding non-GAAP adjusted EBITDA from continuing operations and non-GAAP adjusted earnings per share from continuing operations. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “remain on track,” “plans,” “intend,” “could,” “may,” “will,” “believe,” “estimate,” “continue,” “guidance,” “future,” other words of similar meaning and the use of future dates. Forward-looking statements in this release include, but are not limited to, statements about the company’s anticipated financial results for 2019, including net sales, adjusted EBITDA from continuing operations and adjusted earnings per share from continuing operations, anticipated continued strong shoulder sales growth together with adoption of our BLUEPRINT™ enabling technology and the company’s expectation to be #1 in shoulders by the end of this year, the long-term growth prospects of our extremities business as a whole, and our Cartiva® and lower extremities businesses in particular, the success of actions taken and to be taken to improve the performance of our Cartiva business and the U.S. lower extremities business as a whole, and the timing of benefits therefrom, and the company’s confidence in its ability to achieve its long-term financial targets. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Each forward-looking statement contained in this release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, failure to achieve anticipated financial results for 2019 or long-term financial targets, failure to recognize the benefits of actions taken to improve the growth rates of Cartiva and the whole U.S. lower extremities business on a timely basis or at all, failure to achieve the anticipated financial benefits of the Cartiva acquisition, unanticipated clinical performance issues with our products (including Cartiva products) or the introduction of competitive products with clinical performance attributes that are superior to our products (including Cartiva products), failure to achieve wide market acceptance of our products (including Cartiva products) due to clinical, regulatory, cost, reimbursement or other issues, delay or failure to drive U.S. lower extremities or biologics sales to anticipated levels; continued supply constraints; actual or contingent liabilities; the adequacy of the company’s capital resources and need for additional financing; the timing of regulatory approvals and introduction of new products; physician acceptance, endorsement, and use of new products; failure to achieve the anticipated commercial sales of AUGMENT® Bone Graft and other new products; the effect of regulatory actions, changes in and adoption of reimbursement rates; product liability claims and product recalls; pending and threatened litigation; risks associated with the metal-on-metal master settlement agreements; ability to obtain the additional insurance proceeds; risks associated with international operations and expansion; fluctuations in foreign currency exchange rates; other business effects, including the effects of industry, economic or political conditions outside of the company’s control; reliance on independent distributors and sales agencies; competitor activities; changes in tax and other legislation; and the risks identified under the heading “Risk Factors” in Wright’s Annual Report on Form 10-K for the year ended December 30, 2018 filed by Wright with the SEC on February 27, 2019 and subsequent SEC filings by Wright, including without limitation its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019. Investors should not place considerable reliance on the forward-looking statements contained in this release. Investors are encouraged to read Wright’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this release speak only as of the date of this release, and Wright undertakes no obligation to update or revise any of these statements. Wright’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

--Tables Follow--

Wright Medical Group N.V.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per share data--unaudited)

	Three months ended		Six months ended
	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018
Net sales	$229,734	$205,400	$459,861	$403,937
Cost of sales	48,338	45,558	94,655	86,697
Gross profit	181,396	159,842	365,206	317,240
Operating expenses:
Selling, general and administrative	152,112	140,826	305,418	278,074
Research and development	18,756	14,665	35,728	28,564
Amortization of intangible assets	7,862	6,009	15,449	13,150
Total operating expenses	178,730	161,500	356,595	319,788
Operating income (loss)	2,666	(1,658)	8,611	(2,548)
Interest expense, net	19,995	20,678	39,690	40,490
Other (income) expense, net	(1,831)	72,747	11,064	71,747
Loss from continuing operations before income taxes	(15,498)	(95,083)	(42,143)	(114,785)
Provision (benefit) for income taxes	3,434	(4,462)	7,045	(4,257)
Net loss from continuing operations	$(18,932)	$(90,621)	$(49,188)	$(110,528)
Income (loss) from discontinued operations, net of tax	1,120	22,923	(5,225)	17,316
Net loss	$(17,812)	$(67,698)	$(54,413)	$(93,212)

Net loss from continuing operations per share, basic and diluted	$(0.15)	$(0.85)	$(0.39)	$(1.04)
Net income (loss) from discontinued operations per share, basic and diluted	$0.01	$0.21	$(0.04)	$0.16

Net loss per share, basic and diluted	$(0.14)	$(0.64)	$(0.43)	$(0.88)

Weighted-average number of shares outstanding-basic and diluted	126,267	106,095	126,040	106,000

Wright Medical Group N.V.
Consolidated Net Sales Analysis
(dollars in thousands--unaudited)

	Three months ended			Six months ended
	June 30, 2019	July 1, 2018	% change	June 30, 2019	July 1, 2018	% change
U.S.
Lower extremities	$66,832	$59,464	12.4%	$138,140	$116,287	18.8%
Upper extremities	80,146	70,171	14.2%	161,873	137,829	17.4%
Biologics	23,588	20,234	16.6%	46,228	38,399	20.4%
Sports med & other	1,980	1,706	16.1%	4,072	3,853	5.7%
Total U.S.	$172,546	$151,575	13.8%	$350,313	$296,368	18.2%

International
Lower extremities	$16,983	$15,680	8.3%	$32,534	$31,007	4.9%
Upper extremities	31,154	29,137	6.9%	60,619	58,731	3.2%
Biologics	6,331	6,582	(3.8)%	10,869	11,839	(8.2)%
Sports med & other	2,720	2,426	12.1%	5,526	5,992	(7.8)%
Total International	$57,188	$53,825	6.2%	$109,548	$107,569	1.8%

Global
Lower extremities	$83,815	$75,144	11.5%	$170,674	$147,294	15.9%
Upper extremities	111,300	99,308	12.1%	222,492	196,560	13.2%
Biologics	29,919	26,816	11.6%	57,097	50,238	13.7%
Sports med & other	4,700	4,132	13.7%	9,598	9,845	(2.5)%
Total net sales	$229,734	$205,400	11.8%	$459,861	$403,937	13.8%

Wright Medical Group N.V.
Reconciliation of Non-GAAP Combined Organic and Pro Forma Net Sales to Net Sales
(dollars in thousands--unaudited)

	Three months ended June 30, 2019
	Legacy Wright (organic)	Standalone Cartiva	Wright Medical Group N.V.
U.S.
Lower extremities	$60,168	$6,664	$66,832
Upper extremities	80,146	—	80,146
Biologics	23,588	—	23,588
Sports med & other	1,980	—	1,980
Total U.S.	$165,882	$6,664	$172,546

International
Lower extremities	$15,776	$1,207	$16,983
Upper extremities	31,154	—	31,154
Biologics	6,331	—	6,331
Sports med & other	2,720	—	2,720
Total International	$55,981	$1,207	$57,188

Global
Lower extremities	$75,944	$7,871	$83,815
Upper extremities	111,300	—	111,300
Biologics	29,919	—	29,919
Sports med & other	4,700	—	4,700
Total net sales	$221,863	$7,871	$229,734

	Three months ended July 1, 2018
	Standalone Wright Medical Group N.V.	Standalone Cartiva	Non-GAAP combined pro forma
U.S.
Lower extremities	$59,464	$7,676	$67,140
Upper extremities	70,171	—	70,171
Biologics	20,234	—	20,234
Sports med & other	1,706	—	1,706
Total U.S.	$151,575	$7,676	$159,251

International
Lower extremities	$15,680	$327	$16,007
Upper extremities	29,137	—	29,137
Biologics	6,582	—	6,582
Sports med & other	2,426	—	2,426
Total International	$53,825	$327	$54,152

Global
Lower extremities	$75,144	$8,003	$83,147
Upper extremities	99,308	—	99,308
Biologics	26,816	—	26,816
Sports med & other	4,132	—	4,132
Total net sales	$205,400	$8,003	$213,403

	Three months ended June 30, 2019
	Non-GAAP organic and combined pro forma constant currency net sales growth/(decline)
	Legacy Wright (organic) constant currency	Standalone Cartiva	Non-GAAP combined pro forma constant currency
U.S.
Lower extremities	1.2%	N/A	(0.5)%
Upper extremities	14.2%	N/A	14.2%
Biologics	16.6%	N/A	16.6%
Sports med & other	16.1%	N/A	16.1%
Total U.S.	9.4%	N/A	8.3%

International
Lower extremities	5.2%	N/A	10.6%
Upper extremities	12.6%	N/A	12.6%
Biologics	(0.6)%	N/A	(0.6)%
Sports med & other	18.6%	N/A	18.6%
Total International	9.1%	N/A	10.7%

Global
Lower extremities	2.0%	N/A	1.7%
Upper extremities	13.8%	N/A	13.8%
Biologics	12.4%	N/A	12.4%
Sports med & other	17.6%	N/A	17.6%
Total net sales	9.4%	N/A	8.9%

	Six months ended June 30, 2019
	Legacy Wright (organic)	Standalone Cartiva	Wright Medical Group N.V.
U.S.
Lower extremities	$123,031	$15,109	$138,140
Upper extremities	161,873	—	161,873
Biologics	46,228	—	46,228
Sports med & other	4,072	—	4,072
Total U.S.	$335,204	$15,109	$350,313

International
Lower extremities	$30,536	$1,998	$32,534
Upper extremities	60,619	—	60,619
Biologics	10,869	—	10,869
Sports med & other	5,526	—	5,526
Total International	$107,550	$1,998	$109,548

Global
Lower extremities	$153,567	$17,107	$170,674
Upper extremities	222,492	—	222,492
Biologics	57,097	—	57,097
Sports med & other	9,598	—	9,598
Total net sales	$442,754	$17,107	$459,861

	Six months ended July 1, 2018
	Standalone Wright Medical Group N.V.	Standalone Cartiva	Non-GAAP combined pro forma
U.S.
Lower extremities	$116,287	$16,287	$132,574
Upper extremities	137,829	—	137,829
Biologics	38,399	—	38,399
Sports med & other	3,853	—	3,853
Total U.S.	$296,368	$16,287	$312,655

International
Lower extremities	$31,007	$623	$31,630
Upper extremities	58,731	—	58,731
Biologics	11,839	—	11,839
Sports med & other	5,992	—	5,992
Total International	$107,569	$623	$108,192

Global
Lower extremities	$147,294	$16,910	$164,204
Upper extremities	196,560	—	196,560
Biologics	50,238	—	50,238
Sports med & other	9,845	—	9,845
Total net sales	$403,937	$16,910	$420,847

	Six months ended June 30, 2019
	Non-GAAP organic and combined pro forma constant currency net sales growth/(decline)
	Legacy Wright (organic) constant currency	Standalone Cartiva	Non-GAAP combined pro forma constant currency
U.S.
Lower extremities	5.8%	N/A	4.2%
Upper extremities	17.4%	N/A	17.4%
Biologics	20.4%	N/A	20.4%
Sports med & other	5.7%	N/A	5.7%
Total U.S.	13.1%	N/A	12.0%

International
Lower extremities	4.0%	N/A	8.3%
Upper extremities	9.9%	N/A	9.9%
Biologics	(4.3)%	N/A	(4.3)%
Sports med & other	(1.6)%	N/A	(1.6)%
Total International	6.0%	N/A	7.2%

Global
Lower extremities	5.4%	N/A	5.0%
Upper extremities	15.2%	N/A	15.2%
Biologics	14.6%	N/A	14.6%
Sports med & other	1.3%	N/A	1.3%
Total net sales	11.2%	N/A	10.8%

Wright Medical Group N.V.
Supplemental Net Sales Information
(unaudited)

	Three months ended June 30, 2019 net sales growth/(decline)
	U.S. as reported	Int’l constant currency	Int’l as reported	Global constant currency	Global as reported
Product line
Lower extremities	12%	13%	8%	12%	12%
Upper extremities	14%	13%	7%	14%	12%
Biologics	17%	(1)%	(4%)	12%	12%
Sports med & other	16%	19%	12%	18%	14%
Total net sales	14%	11%	6%	13%	12%

	Six months ended June 30, 2019 net sales growth/(decline)
	U.S. as reported	Int’l constant currency	Int’l as reported	Global constant currency	Global as reported
Product line
Lower extremities	19%	10%	5%	17%	16%
Upper extremities	17%	10%	3%	15%	13%
Biologics	20%	(4)%	(8%)	15%	14%
Sports med & other	6%	(2)%	(8%)	1%	(3%)
Total net sales	18%	8%	2%	15%	14%

Wright Medical Group N.V.
Reconciliation of Adjusted Non-GAAP Earnings Per Share to Net Loss from Continuing Operations Per Share
(dollars in thousands, except per share data--unaudited)

	Three months ended		Six months ended
	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018
Net loss from continuing operations, as reported	$(18,932)	$(90,621)	$(49,188)	$(110,528)
Weighted-average diluted shares outstanding	126,267	106,095	126,040	106,000
Net loss from continuing operations per share, as reported	$(0.15)	$(0.85)	$(0.39)	$(1.04)
Reconciling items:
Non-cash interest expense on convertible notes [1]	12,133	12,275	24,398	24,287
Net loss on exchange or extinguishment of debt [2]	—	39,935	14,274	39,935
Derivatives mark-to-market adjustments [2]	(816)	32,879	(1,812)	34,573
Inventory step-up amortization	352	—	704	—
Transition costs	597	1,325	1,021	2,235
Foreign currency translation expense [2]	24	1,893	(276)	2,656
CVR mark-to-market adjustments [2]	—	(2,523)	(420)	(6,447)
Contingent consideration fair value adjustment [2]	1,652	365	2,028	779
Tax expense due to change in tax rates on income from deferred intercompany transactions [3]	2,566	—	5,132	—
Gain on investments, net [2]	(3,266)	—	(3,266)	—
U.S. tax benefit resulting from income from discontinued operations [3]	—	(6,183)	—	(6,183)
Tax effect of reconciling items [4]	(5)	1,069	(10)	859
Non-GAAP net loss from continuing operations, as adjusted	$(5,695)	$(9,586)	$(7,415)	$(17,834)
Add back amortization of intangible assets	7,862	6,009	15,449	13,150
Adjusted non-GAAP earnings	$2,167	$(3,577)	$8,034	$(4,684)
Adjusted non-GAAP weighted-average diluted shares outstanding [5]	128,616	106,095	128,401	106,000
Adjusted non-GAAP earnings per share	$0.02	$(0.03)	$0.06	$(0.04)
_______________________________

[1]	Impacting interest expense, net.

[2]	Impacting other (income) expense, net.

[3]	Impacting provision from income taxes.

[4]	Determined based upon the effective tax rate in the jurisdiction in which the expense was incurred.

[5]
Adjusted non-GAAP weighted-average diluted shares outstanding includes common stock equivalents of 2.3 million and 2.4 million for the three and six months ended June 30, 2019, respectively, based on the income position of our adjusted non-GAAP earnings.

Wright Medical Group N.V.
Reconciliation of Non-GAAP Adjusted EBITDA to Net Loss from Continuing Operations
(dollars in thousands--unaudited)

	Three months ended		Six months ended
	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018
Net loss from continuing operations	$(18,932)	$(90,621)	$(49,188)	$(110,528)
Interest expense, net	19,995	20,678	39,690	40,490
Provision (benefit) from income taxes	3,434	(4,462)	7,045	(4,257)
Depreciation	16,172	13,883	31,673	28,382
Amortization	7,862	6,009	15,449	13,150
Non-GAAP EBITDA	$28,531	$(54,513)	$44,669	$(32,763)
Reconciling items impacting EBITDA:
Non-cash share-based compensation expense	7,623	6,061	15,244	11,079
Other (income) expense, net	(1,831)	72,747	11,064	71,747
Inventory step-up amortization	352	—	704	—
Transition costs	597	1,325	1,021	2,235
Non-GAAP adjusted EBITDA	$35,272	$25,620	$72,702	$52,298
Net sales from continuing operations	229,734	205,400	459,861	403,937
Non-GAAP adjusted EBITDA margin	15.4%	12.5%	15.8%	12.9%

Wright Medical Group N.V.
Reconciliation of Non-GAAP Adjusted Gross Margins to Gross Margins from Continuing Operations
(dollars in thousands--unaudited)

	Three months ended		Six months ended
	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018
Gross profit from continuing operations, as reported	$181,396	$159,842	$365,206	$317,240
Gross margins from continuing operations, as reported	79.0%	77.8%	79.4%	78.5%
Reconciling items impacting gross profit:
Inventory step-up amortization	352	—	704	—
Transition costs	—	1,326	—	2,236
Non-GAAP gross profit from continuing operations, as adjusted	$181,748	$161,168	$365,910	$319,476
Net sales from continuing operations	229,734	205,400	459,861	403,937
Non-GAAP adjusted gross margins from continuing operations	79.1%	78.5%	79.6%	79.1%

Wright Medical Group N.V.
Reconciliation of Other Non-GAAP Financial Measures to Other As Reported Results
(dollars in thousands--unaudited)

	Three months ended		Six months ended
	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018
Net sales	$229,734	$205,400	$459,861	$403,937

Selling, general and administrative expense, as reported	$152,112	$140,826	$305,418	$278,074
Selling, general and administrative expense as a percentage of net sales, as reported	66.2%	68.6%	66.4%	68.8%
Reconciling items impacting selling, general and administrative expense:
Transition costs	597	—	1,021	—
Selling, general and administrative expense, as adjusted	$151,515	$140,826	$304,397	$278,074
Selling, general and administrative expense as a percentage of net sales, as adjusted	66.0%	68.6%	66.2%	68.8%

Wright Medical Group N.V.
Condensed Consolidated Balance Sheets
(dollars in thousands--unaudited)

	June 30, 2019	December 30, 2018
Assets
Current assets:
Cash and cash equivalents	$150,574	$191,351
Accounts receivable, net	139,680	141,019
Inventories	194,720	180,690
Prepaid expenses and other current assets	294,568	90,172
Total current assets	779,542	603,232

Property, plant and equipment, net	239,734	224,929
Goodwill and intangible assets, net	1,537,490	1,551,286
Other assets	205,918	314,954
Total assets	$2,762,684	$2,694,401

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$43,949	$48,359
Accrued expenses and other current liabilities	395,106	217,081
Current portion of long-term obligations	417,911	201,686
Total current liabilities	856,966	467,126
Long-term obligations	727,348	913,441
Other liabilities	272,340	381,375
Total liabilities	1,856,654	1,761,942

Shareholders’ equity	906,030	932,459
Total liabilities and shareholders’ equity	$2,762,684	$2,694,401

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